                                                                    Exhibit 10.4

                                  NISOURCE INC.

                              NONEMPLOYEE DIRECTOR
                              STOCK INCENTIVE PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2004)

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                                TABLE OF CONTENTS

                                                                                     PAGE
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
ARTICLE I         ESTABLISHMENT, PURPOSE, AND DURATION...........................      1

     1.1      Establishment of the Plan..........................................      1
     1.2      Purpose of the Plan................................................      2
     1.3      Duration of the Plan...............................................      2

ARTICLE II        DEFINITIONS....................................................      3

     2.1      Award..............................................................      3
     2.2      Award Agreement....................................................      3
     2.3      Board or Board of Directors........................................      3
     2.4      Change in Control..................................................      3
     2.5      Code...............................................................      3
     2.6      Company............................................................      3
     2.7      Committee..........................................................      3
     2.8      Director...........................................................      4
     2.9      Disability.........................................................      4
     2.10     Employee...........................................................      4
     2.11     Fair Market Value..................................................      4
     2.12     Nonemployee Director...............................................      4
     2.13     Nonqualified Stock Option or NQSO..................................      4
     2.14     Option.............................................................      4
     2.15     Participant........................................................      4
     2.16     Period of Restriction..............................................      5
     2.17     Restricted Stock...................................................      5
     2.18     Restricted Stock Unit..............................................      5
     2.19     Shares.............................................................      5

ARTICLE III       ADMINISTRATION.................................................      5

     3.1      Committee..........................................................      5
     3.2      Administration by the Committee....................................      5
     3.3      Decisions Binding..................................................      5

ARTICLE IV        SHARES AND RESTRICTED STOCK UNITS SUBJECT TO THE PLAN..........      6

     4.1      Number of Shares and Restricted Stock Units........................      6
     4.2      Lapsed Awards......................................................      6
     4.3      Adjustments in Authorized Shares and Restricted Stock Units........      6

ARTICLE V         ELIGIBILITY AND PARTICIPATION..................................      7

     5.1      Eligibility........................................................      7
     5.2      Actual Participation...............................................      7

ARTICLE VI        GRANTS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS..........      7

                                TABLE OF CONTENTS
                                   (continued)

                                                                                     PAGE
                                                                                     ----
     6.1      Initial Grant......................................................      7
     6.2      Special Grant of Restricted Stock Units............................      7
     6.3      Grants Prior to January 1, 2004....................................      8
     6.4      Future Grants On and After January 1, 2004.........................      8
     6.5      Award Agreements...................................................      9
     6.6      Other Restrictions.................................................     10
     6.7      Certificate Legend.................................................     10
     6.8      Restricted Stock Unit Account......................................     10
     6.9      Vesting and Transferability........................................     11
     6.10     Voting and Stock Ownership Rights..................................     12
     6.11     Dividends and Other Distributions..................................     12
     6.12     Payment of Restricted Stock Units..................................     12

ARTICLE VII       NONQUALIFIED STOCK OPTIONS.....................................     13

     7.1      Potential Grants of Options........................................     13
     7.2      Option Award Agreement.............................................     13
     7.3      Option Price.......................................................     13
     7.4      Duration of Options................................................     14
     7.5      Vesting of Shares Subject to Option................................     14
     7.6      Payment............................................................     14
     7.7      Restrictions on Share Transferability..............................     15

ARTICLE VIII      CHANGE IN CONTROL..............................................     15

ARTICLE IX        AMENDMENT, MODIFICATION AND TERMINATION........................     16

     9.1      Amendment, Modification and Termination............................     16
     9.2      Awards Previously Granted..........................................     16

ARTICLE X         GENERAL PROVISIONS.............................................     16

     10.1     Additional Awards..................................................     16
     10.2     Gender and Number..................................................     17
     10.3     Severability.......................................................     17
     10.4     Indemnification....................................................     17
     10.5     Beneficiary Designation............................................     18
     10.6     Termination of Directorship........................................     18
     10.7     Nontransferability of Options......................................     19
     10.8     No Right of Nomination.............................................     21
     10.9     Shares Available...................................................     21
     10.10    Additional Compensation............................................     21
     10.11    Successors.........................................................     21
     10.12    Requirements of Law................................................     21
     10.13    Governing Law......................................................     21

                                  NISOURCE INC.
                              NONEMPLOYEE DIRECTOR
                              STOCK INCENTIVE PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2004)

      WHEREAS, NiSource Inc. (the "Company") adopted the NiSource Inc. Nonemployee Director Stock Incentive Plan (formerly the NIPSCO Industries, Inc. Nonemployee Director Stock Incentive Plan), effective February 1, 1992, as last amended effective December 16, 1997 and February 1, 1998 ("Plan"); and

      WHEREAS, the Company adopted the NiSource Inc. Nonemployee Director Restricted Stock Unit Plan (formerly the NIPSCO Industries, Inc. Nonemployee Director Restricted Stock Unit Plan) effective January 1, 1999 ("Stock Unit Plan") and

      WHEREAS, pursuant to Section 9.1 of the Plan and Section 14 of the Stock Unit Plan, the Company amended the Plan and the Stock Unit Plan in certain respects, and merged the Stock Unit Plan into the Plan and restated the merged Plan in a single document, effective July 1, 2002; and

      WHEREAS, pursuant to Section 9.1 of the Plan, the Company wishes to further amend and restate the Plan to reflect changes in the structure of nonemployee director compensation.

      NOW THEREFORE, the Plan is hereby amended and restated, effective January 1, 2004, as follows:

                                    ARTICLE I

                      ESTABLISHMENT, PURPOSE, AND DURATION

      1.1 ESTABLISHMENT OF THE PLAN. NiSource Inc. established an incentive compensation plan known as the "NiSource Inc. Nonemployee Director Stock Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Restricted Stock, Nonqualified Stock

Options and Restricted Stock Units to Nonemployee Directors, subject to the terms and provisions set forth herein.

            Upon approval by the Board of Directors of the Company, subject to ratification within twelve (12) months by an affirmative vote of a majority of Shares present and entitled to vote at the May 20, 2003 annual shareholders meeting at which a quorum was present, the Plan became effective as of July 1, 2002. All grants of Awards made under the Plan from and after July 1, 2002 and prior to the date of such approval were conditioned upon such shareholder approval and would have been null and void if such approval was not obtained by May 20, 2003.

            Effective July 1, 2002, the Stock Unit Plan was merged into and become a part of the Plan as amended and restated herein.

      1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of Nonemployee Directors to those of Company shareholders, enhancing the interest of Nonemployee Directors in the growth and success of the Company, and attracting and retaining Nonemployee Directors of outstanding competence.

      1.3 DURATION OF THE PLAN. The Plan, as amended and restated herein, is effective January 1, 2004 and shall remain in effect, subject to the right of the Committee to terminate the Plan at any time pursuant to Article IX herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after June 30, 2012.

                                   ARTICLE II

                                   DEFINITIONS

      Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

      2.1 AWARD. "Award" means, individually or collectively, a grant of Restricted Stock, Nonqualified Stock Options or Restricted Stock Units under the Plan.

      2.2 AWARD AGREEMENT. "Award Agreement" means an agreement entered into by and between the Company and a Nonemployee Director, setting forth the terms and provisions applicable to an Award granted under the Plan.

      2.3 BOARD OR BOARD OF DIRECTORS. "Board" or "Board of Directors" means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer part or all of the Plan.

      2.4 CHANGE IN CONTROL. "Change in Control" of the Company shall be deemed to have occurred if any one of the occurrences of "Change in Control" set forth in the Change in Control and Termination Agreements between the Company and certain executive officers thereof shall have been satisfied.

      2.5 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      2.6 COMPANY. "Company" means NiSource Inc., a Delaware corporation, or any successor thereto as provided in Section 10.11 herein.

      2.7 COMMITTEE. "Committee" means the Corporate Governance Committee of the Board.

      2.8 DIRECTOR. "Director" means any individual who is a member of the Board of Directors of the Company.

      2.9 DISABILITY. "Disability" means any physical or mental condition of a permanent nature which, in the sole judgment of the Committee, based upon the advice of a competent medical professional selected by the Committee, prevents a Director from performing his or her duties as a member of the Board.

      2.10 EMPLOYEE. "Employee" means any full-time, nonunion, salaried employee of the Company. For purposes of the Plan, an individual whose only employment relationship with the Company is as a Director shall not be deemed to be an Employee.

      2.11 FAIR MARKET VALUE. "Fair Market Value" means the average of the high and low prices on the New York Stock Exchange Composite Transactions on the date of the grant, or on any other applicable date.

      2.12 NONEMPLOYEE DIRECTOR. "Nonemployee Director" means any individual who is a member of the Board of Directors of the Company, but who is not otherwise an Employee of the Company.

      2.13 NONQUALIFIED STOCK OPTION OR NQSO. "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article VII herein that does not constitute an Incentive Stock Option under Section 422 (or any successor Section) of the Code.

      2.14 OPTION. "Option" means a Nonqualified Stock Option granted under the Plan.

      2.15 PARTICIPANT. "Participant" means a Nonemployee Director of the Company who has outstanding a viable Award granted under the Plan.

      2.16 PERIOD OF RESTRICTION. "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in
Article VI herein.

      2.17 RESTRICTED STOCK. "Restricted Stock" means an Award granted to a Nonemployee Director pursuant to Article VI herein.

      2.18 RESTRICTED STOCK UNIT. "Restricted Stock Unit" means an Award granted to a Nonemployee Director pursuant to Article VI herein.

      2.19 SHARES. "Shares" means the common shares of NiSource Inc., without par value.

                                   ARTICLE III

                                 ADMINISTRATION

      3.1 COMMITTEE. The Plan shall be administered by the Committee, subject to the restrictions set forth in the Plan.

      3.2 ADMINISTRATION BY THE COMMITTEE. The Committee shall have the full power, discretion and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions. However, except as otherwise set forth in Section 10.1, in no event shall the Committee have the power to determine Plan eligibility, or to determine the number, the value, the vesting period, or the timing, of Awards to be made under the Plan (all such determinations are automatic pursuant to the provisions of the Plan). Notwithstanding the preceding sentence, the Committee shall have the authority to designate whether an upcoming grant of Awards shall consist of Restricted Stock, Nonqualified Stock Options or Restricted Stock Units.

      3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Committee, shall be final, conclusive and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

                                   ARTICLE IV

              SHARES AND RESTRICTED STOCK UNITS SUBJECT TO THE PLAN

      4.1 NUMBER OF SHARES AND RESTRICTED STOCK UNITS. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant as Awards under the Plan may not exceed an aggregate of 500,000.

      4.2 LAPSED AWARDS. If any Share of Restricted Stock, Option, or Restricted Stock Unit granted under the Plan terminates, expires or lapses for any reason, any such Share of Restricted Stock, any Share subject to purchase pursuant to such Option and any such Restricted Stock Unit again shall be available for grant under the Plan. Awards shall be subject to such terms and conditions, in addition to the terms and conditions set forth in the Plan, as the Committee shall determine.

      4.3   ADJUSTMENTS IN AUTHORIZED SHARES AND RESTRICTED STOCK UNITS.

            (a) Appropriate adjustments in the aggregate number of Shares and Restricted Stock Units issuable pursuant to the Plan, the number of Shares and Restricted Stock Units subject to each outstanding Award granted under the Plan and the option price with respect to Options, shall be made to give effect to any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of shares, whether through recapitalization, stock split, reverse stock split, spin-off, spinout or other distribution of assets to stockholders, stock distributions or combinations of shares, payment of stock dividends, other increase or decrease in the number of such Shares outstanding effected without receipt of consideration by the Company, or any other occurrence for which the Committee determines an adjustment is appropriate.

            (b) In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, or an acquisition by the Company of the stock or assets of any other corporation or corporations, there shall be substituted on an equitable basis, as determined by the Committee in its sole discretion, for each Share then subject to the Plan, and for each Share then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of Shares of the Company are entitled pursuant to such transaction.

            (c) Without limiting the generality of the foregoing provisions of this section, any such adjustment shall be deemed to have prevented any dilution or enlargement of a Participant's rights, if such Participant receives in any such adjustment, rights that are substantially similar (after taking into account the fact that the Participant has not paid the applicable Option price) to the rights the Participant would have received had he or she exercised his or her outstanding Award and become a shareholder of the Company immediately prior to the event giving rise to such adjustment. Adjustments under this paragraph shall be made by the Committee, whose decision as to the amount and timing of any such adjustment shall be conclusive and binding on all persons.

                                    ARTICLE V

                          ELIGIBILITY AND PARTICIPATION

      5.1 ELIGIBILITY. Persons eligible to participate in the Plan are limited to Nonemployee Directors who are serving on the Board on the date of each grant under the Plan.

      5.2 ACTUAL PARTICIPATION. All eligible Nonemployee Directors shall receive grants of Restricted Stock, Options and Restricted Stock Units pursuant to the terms and provisions set forth in Articles VI and VII herein.

                                   ARTICLE VI

              GRANTS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

      6.1 INITIAL GRANT. Each person who was a Nonemployee Director on February 1, 1992 was then granted two hundred fifty (250) Shares of Restricted Stock for each year of service as a Nonemployee Director of the Company or its predecessor (the number of years of service was determined as of the date of the first annual meeting of shareholders of the Company following February 1, 1992).

            Each person who was a Nonemployee Director on April 14, 1999 was then granted five hundred (500) Restricted Stock Units.

      6.2 SPECIAL GRANT OF RESTRICTED STOCK UNITS. Each Nonemployee Director participating in the NiSource Inc. Nonemployee Director Retirement Plan (the "Retirement

Plan") on December 31, 2001 made an irrevocable election, by written instrument delivered to the Committee between May 1, 2002 and June 30, 2002, to: (i) continue his or her participation in the Retirement Plan on and after July 1, 2002 or (ii) terminate his or her participation in the Retirement Plan as of June 30, 2002 and have the present value of his or her retirement benefit under
Section 5 of the Retirement Plan, determined as of June 30, 2002, converted to Restricted Stock Units of comparable value and granted to him or her under the Plan on July 1, 2002. Any Restricted Stock Units granted to a Nonemployee Director pursuant to this Section 6.2 who had fewer than five (5) Years of Service on June 30, 2002 shall fully vest upon the completion of such Nonemployee Director's fifth Year of Service. "Year of Service" means the 12-month period commencing with the first day of the calendar month in which each annual meeting of the shareholders of the Company takes place, and throughout which a Nonemployee Director served on the Board as a Nonemployee Director.

      6.3 GRANTS PRIOR TO JANUARY 1, 2004. Upon each election, reelection or appointment, as applicable, of a Nonemployee Director to serve on the Board, on and after July 1, 2002 and prior to January 1, 2004, such Nonemployee Director was granted twenty-six hundred (2,600) Shares of Restricted Stock and six hundred (600) Restricted Stock Units, subject to the terms of the Plan. Each such grant was made as of the first day of the Board term of the newly-elected, reelected or appointed, as applicable, Nonemployee Director, which began immediately following such election, reelection or appointment, as applicable.

      6.4   FUTURE GRANTS ON AND AFTER JANUARY 1, 2004.

            (a) Each Nonemployee Director shall receive a portion of his or her annual retainer equal to $20,000 in the form of an Award granted in four equal installments on the last business day of each calendar quarter, commencing on March 31, 2004. Such Award shall be a grant of Restricted Stock or Restricted Stock Units, or a combination thereof, as determined by the Committee in its sole discretion. The number of Shares of Restricted Stock or Restricted

Stock Units, as applicable, constituting such quarterly grant shall be determined by dividing $5,000 by the Fair Market Value of Shares on the last business day of the relevant quarter.

            (b) Each Nonemployee Director elected, reelected or appointed on the date of an Annual Meeting of Shareholders shall receive an additional Award equal to $30,000 for each full Year in the term for which he or she is elected, reelected or appointed, granted upon the date of such election, reelection or appointment, as applicable, of such Nonemployee Director to serve on the Board, on and after May 11, 2004. Such additional Award shall be a grant of Restricted Stock or Restricted Stock Units, or a combination thereof, as determined by the Committee in its sole discretion. The number of Shares of Restricted Stock or Restricted Stock Units, as applicable, constituting such grant shall be determined by dividing the total value of the grant under this subsection (b) by the Fair Market Value of Shares on the date of the Annual Meeting of Shareholders coincident with such election, reelection or appointment, or if the Annual Meeting of Shareholders is not held on a business day, the first business day preceding the date of such Meeting.

            (c) Each Nonemployee Director elected or appointed on a date other than the date of an Annual Meeting of Shareholders shall receive an additional Award equal to $30,000 for each full Year in the term for which he or she is elected or appointed, granted upon the date of such election or appointment, as applicable, of such Nonemployee Director to serve on the Board, on and after May 11, 2004; such Nonemployee Director shall receive an additional Award with respect to any fractional Year in the term for which he or she is elected or appointed equal to $2,500 for each full month of the term from the date of election or appointment to the date of the first Annual Meeting of Shareholders next following such election or appointment, granted upon the date of such election or appointment, as applicable, of such Nonemployee Director to serve on the Board, on and after May 11, 2004. Such additional Award shall be a grant of Restricted Stock or Restricted Stock Units, or a combination thereof, as determined by the Committee in its sole discretion. The number of Shares of Restricted Stock or Restricted Stock Units, as applicable, constituting such grant shall be determined by dividing the total value of the grant under this subsection (c) by the Fair Market Value of Shares on the date of the election or appointment of such Nonemployee Director, or if the election or appointment does not occur on a business day, the first business day preceding such election or appointment.

            (d) For purposes of subsections (b) and (c), Year shall mean each period commencing on the date of an Annual Meeting of Shareholders and ending on the date of the next Annual Meeting of Shareholders.

      6.5   AWARD AGREEMENTS.

            (a) Each Restricted Stock grant under the Plan shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Stock Shares granted and such other provisions as the Committee shall determine consistent with the Plan.

            (b) Each Restricted Stock Unit grant under the Plan may, in the Committee's sole discretion, be evidenced by a Restricted Stock Unit Award Agreement that shall specify the vesting period of Restricted Stock Units, the number of Restricted Stock Units granted and such other provisions as the Committee shall determine consistent with the Plan.

      6.6 OTHER RESTRICTIONS. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable, including restrictions imposed under Section 7.7 hereof. Any restriction imposed on Shares of Restricted Stock shall be included in a legend appearing on the certificates representing Shares of Restricted Stock.

      6.7 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 6.6 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

      "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the NiSource Inc. Nonemployee Director Stock Incentive Plan, and in a Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Secretary of NiSource Inc."

      6.8 RESTRICTED STOCK UNIT ACCOUNT. Restricted Stock Units granted to a Nonemployee Director under the Plan shall be credited to a Restricted Stock Unit Account (the "Account") established and maintained for such Nonemployee Director. The Account of a Nonemployee Director shall be the record of Restricted Stock Units granted to him or her under the Plan. The Account is solely for accounting purposes and shall not require a segregation of any assets of the Company. Each Restricted Stock Unit shall be valued by the Committee, in the manner provided in Section 6.12, as of the date of payment thereof. Each grant of Restricted Stock Units under the Plan to a Nonemployee Director and the value of such Restricted Stock Units as of the date of grant shall be communicated by the Committee in writing to the Nonemployee Director within thirty (30) days after the date of grant.

      6.9 VESTING AND TRANSFERABILITY. Except as otherwise provided in the Plan, all Restricted Stock Units granted under the Plan shall vest, and in the case of Restricted Stock shall become freely transferable, by the Participant according to the following schedule:

                                 Annual                             Cumulative
                         Percentage of Units or                Percentage of Units or
 Anniversary              Shares Which Vest or               Shares Which are Vested or
of Grant Date          Become Freely Transferable            Became Freely Transferable
-------------          --------------------------            --------------------------
      1                            20%                                   20%
      2                            20%                                   40%
      3                            20%                                   60%
      4                            20%                                   80%
      5                            20%                                   100%

            Regardless of the schedule set forth above, all Shares of Restricted Stock and Restricted Stock Units held by a Participant or credited to a Participant's Account, as applicable, shall immediately become one hundred percent (100%) freely transferable or vested, as applicable, upon the first to occur of the following:

            (a) The completion of the schedule set forth above (or in Section 6.2, if applicable);

            (b)   The death of the Participant;

            (c)   The Disability of the Participant;

            (d) The retirement of the Participant from service on the Board prior to death or Disability and after attaining the age of seventy (70) years; or

            (e)   The effective date of a Change in Control of the Company.

            However, in no event may any Shares of Restricted Stock granted under the Plan become freely transferable by a Participant prior to six (6) months following the date of its grant. Upon becoming freely transferable, each Participant shall be entitled to have the legend required by Section 6.6 and/or
Section 6.7 removed from his or her Share certificates.

      6.10  VOTING AND STOCK OWNERSHIP RIGHTS.

            (a) During the Period of Restriction, except as set forth in the applicable Restricted Stock Award Agreement, a Participant holding Shares of Restricted Stock granted hereunder may exercise full voting and other stock ownership rights with respect to such Shares.

            (b) Except as set forth in Section 6.11(b), no Participant shall be entitled to any voting or other stock ownership rights with respect to Shares attributable to Restricted Stock Units granted under the Plan.

      6.11  DIVIDENDS AND OTHER DISTRIBUTIONS.

            (a) During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so held. Any such dividends or distributions shall be fully vested and shall be paid to Participants on the date such dividends are actually paid to shareholders of the Company.

            (b) Additional Restricted Stock Units shall be credited to each Participant's Account with respect to Restricted Stock Units included in such Account from time to time, to reflect dividends paid to stockholders of the Company with respect to Shares. The additional Restricted Stock Units credited before January 1, 2004 shall be granted at such time or times and shall be subject to such terms and conditions, in addition to the terms and conditions set forth in the Plan, as the Committee shall determine. The additional Restricted Stock Units credited on or after January 1, 2004 shall be fully vested and granted on the date such dividends are actually paid to shareholders of the Company

      6.12  PAYMENT OF RESTRICTED STOCK UNITS.

            (a) Except as provided in paragraph (b) or (c) below, upon a Participant's termination of service on the Board for any reason other than for Cause (as defined in Section 10.6), the Participant shall be entitled to receive from the Company, with respect to each then vested Restricted Stock Unit in the Participant's Account, a number of Shares with an aggregate Fair Market Value on the date of payment equal to the aggregate Fair Market Value of such vested Restricted Stock Units. Payment to a Participant for Restricted Stock Units shall be made in Shares in a single payment within sixty (60) days after the date of termination of the Participant's service on the Board.

            (b) Restricted Stock Units in the Participant's Account granted pursuant to Section 6.2, and additional Restricted Stock Units with respect thereto credited pursuant to Section 6.11(b), shall be paid to the Participant in a single payment within six (6) months after the date of the Participant's termination of service on the Board. Payment to a Participant for such Restricted Stock Units shall be made in the form of a number of Shares with an aggregate Fair Market Value on the date of payment equal to the aggregate Fair Market Value of such vested Restricted Stock Units in the Participant's Account on the date of payment.

            (c)   With respect to Restricted Stock Units granted pursuant to
Section 6.4, and additional Restricted Stock Units with respect thereto credited pursuant to Section 6.11(b), on or after January 1, 2004, upon a Participant's termination of service on the Board for any reason other than for Cause (as defined in Section 10.6), the Participant shall be entitled to receive from the Company, with respect to such then vested Restricted Stock Units in the Participant's Account, a number of Shares with an aggregate Fair Market Value on the date of payment equal to the aggregate Fair Market Value of such vested Restricted Stock Units. Payment to a Participant for Restricted Stock Units shall be made in Shares in a single payment six (6) months after the date of termination of the Participant's service on the Board, or as soon as administratively practicable thereafter.

            (d) A Participant shall be credited with additional Restricted Stock Units pursuant to Section 6.11(b) on the value of his or her Restricted Stock Units with respect to the period between his or her termination of service on the Board and the receipt of payment under the Plan.

                                   ARTICLE VII

                           NONQUALIFIED STOCK OPTIONS

      7.1 POTENTIAL GRANTS OF OPTIONS. In the event that the Committee properly designates (pursuant to Section 3.2 herein) that a scheduled Award under Section 6.4 shall consist of Options rather than Restricted Stock or Restricted Stock Units, then each eligible Nonemployee Director shall be granted an Option to purchase a number of Shares so that the Option shall have a value, as determined by the Committee in its sole discretion, equal to the value of the Restricted Stock or Restricted Stock Units that would otherwise have been awarded, subject to the terms and provisions of the Plan.

      7.2 OPTION AWARD AGREEMENT. Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares available for purchase under the Option, and such other provisions as the Committee shall determine.

      7.3 OPTION PRICE. The purchase price per Share available for purchase under an Option shall equal the Fair Market Value of a Share on the date the Option is granted.

      7.4 DURATION OF OPTIONS. Each Option shall expire on the tenth (10th) anniversary date of its grant.

      7.5 VESTING OF SHARES SUBJECT TO OPTION. Subject to Section 10.6, Participants shall be entitled to exercise Options at any time and from time to time, but no sooner than the time period beginning six (6) months after the grant of the Option and ending ten (10) years after the grant of the Option, and according to the following vesting schedule:

                               Annual                   Cumulative
 Anniversary               Percentage of              Percentage of
of Grant Date            Options Which Vest      Options Which are Vested
-------------            ------------------      ------------------------
      1                         20%                        20%
      2                         20%                        40%
      3                         20%                        60%
      4                         20%                        80%
      5                         20%                       100%

Regardless of the vesting schedule set forth above, all Options held by a Participant shall immediately become one hundred percent (100%) vested upon the first to occur of the following:

            (a)   The completion of the vesting schedule set forth above;

            (b)   The death of the Participant;

            (c)   The Disability of the Participant;

            (d) The retirement of the Participant from service on the Board prior to death or Disability and after attaining the age of seventy (70) years; or

            (e)   The effective date of a Change in Control of the Company.

      7.6 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

            The Option Price upon exercise of any Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price of the Shares for which the Option is being exercised (provided that the Shares tendered upon Option exercise have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (iii) by a combination of (i) and (ii). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

            As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the exercise of the Option.

      7.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

                                  ARTICLE VIII

                                CHANGE IN CONTROL

      In the event of a Change in Control of the Company, all Awards granted under the Plan that are still outstanding and not yet vested or freely transferable, shall become immediately one hundred percent (100%) vested and freely transferable for each Participant, as of the effective date of the Change in Control, and shall remain as such for the remaining life of the Award, as such life is provided herein, and within the provisions of the related Award Agreements. All

Options that are outstanding as of the effective date of the Change in Control shall remain exercisable for the remaining lives of the Options.

                                   ARTICLE IX

                     AMENDMENT, MODIFICATION AND TERMINATION

      9.1 AMENDMENT, MODIFICATION AND TERMINATION. Subject to the terms set forth in this Section 9.1, the Committee may terminate, amend or modify the Plan at any time and from time to time; provided, however, that the provisions set forth in the Plan regarding the amount of securities to be awarded to Nonemployee Directors, the price of securities to be awarded to Nonemployee Directors, and the timing of Awards to Nonemployee Directors, may not be amended more than once within any six (6) month period.

            Amendment or termination of the Plan may occur without the approval of the shareholders of the Company (except as may be required by law or by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto).

      9.2 AWARDS PREVIOUSLY GRANTED. Unless required by law, no termination, amendment or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan without the written consent of the Participant holding the Award.

                                    ARTICLE X

                               GENERAL PROVISIONS

      10.1  Additional Awards. In addition to any Award received pursuant to
Section 6.3, 6.4 or 7.1, each Nonemployee Director who first serves on the Board on or after January 1, 2002, and each Nonemployee Director who served on the Board on December 31, 2001 and who elected to discontinue participation in the NiSource Inc. Nonemployee Director Retirement Plan on and after July 1, 2002, shall receive a grant of Shares of Restricted Stock upon each election, reelection or appointment, as applicable, to the Board on or after July 1, 2002. At the discretion of the Committee, such grant may be in any combination of Shares of Restricted Stock, and Restricted Stock Units, as determined by the Committee. Such Award shall have an aggregate value, as determined by the Committee, based on information provided by the management of the Company, that ensures that the Award, together with other compensation paid to the Nonemployee Director for service on the Board, delivers a compensation package to the Nonemployee Director competitive with the nonemployee director compensation packages offered by companies in the same or similar industries as that of the Company.

      10.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

      10.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      10.4 INDEMNIFICATION. Each individual who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

            The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      10.5 BENEFICIARY DESIGNATION. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death (and/or who may exercise the Participant's vested Options following his or her death). Each designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate (and, subject to the terms and provisions of the Plan, any unexercised vested Options may be exercised by the administrator or executor of the Participant's estate).

      10.6 TERMINATION OF DIRECTORSHIP. In the event a Participant ceases to be a Director for any reason other than death, Disability, retirement from service on the Board after attaining the age of seventy (70) years, or a Change in Control of the Company, all Shares of Restricted Stock, all Options and all Restricted Stock Units that have not vested or become freely transferable on or prior to the date of the occurrence of such event shall terminate and be forfeited and neither the Participant nor his or her heirs, personal representatives, successors or assigns shall have any future rights with respect to any such Shares of Restricted Stock, Options and Restricted Stock Units. All Options that are vested as of such date shall remain exercisable for six (6) months following the date the Director's service on the Board terminates, or until their expiration date, whichever period is shorter.

            Notwithstanding any other provision of the Plan, in the event a Participant is discharged from service on the Board for Cause, all rights to any Shares of Restricted Stock that have not become freely transferable, any vested or unvested Options granted on and after July 1, 2002, and any vested or unvested Restricted Stock Units shall be discontinued and forfeited, and the Company shall have no further obligation hereunder to such Participant or any other person. For purposes of the Plan, "Cause" shall mean:

            (a) the Participant's conviction of any criminal violation involving dishonesty, fraud or breach of trust;

            (b) the Participant's willful engagement in any misconduct in the performance of his or her duty that materially injures the Company;

            (c) the Participant's performance of any act which, if known to the customers or stockholders of the Company, would materially and adversely impact the business of the Company; or

            (d) the Participant's willful and substantial nonperformance of assigned duties.

            The Committee shall have sole discretion with respect to the application of the provisions of subsections (a)-(d) next above, and such exercise of discretion shall be conclusive and binding upon the Participant and all other persons.

      10.7 NONTRANSFERABILITY OF OPTIONS. No Share of Restricted Stock (until the end of the applicable Period of Restriction specified in the Restricted Stock Award Agreement), Option or Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In the event of a Participant's death, payment of any amount due under the Plan shall be made to the duly appointed and qualified executor or other personal representative of the Participant's estate to be distributed in accordance with the Participant's will or applicable intestacy law; or in the event that there shall be no such representative duly appointed and qualified within six (6) months after the date of death of such deceased Participant, then to such persons as, at the date of his or her death, would be entitled to share in the distribution of such deceased Participant's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute. All Options granted to a Participant under the Plan shall be exercisable, during his or her lifetime, only by such Participant.

            Notwithstanding the preceding provisions of this Section, a Participant, at any time prior to his or her death, may assign all or any portion of an Award granted to him or her under the Plan to (i) his or her spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his or her spouse or lineal descendant or (iii) a tax-exempt organization as described in Section 501(c)(3) of the Code. In such event, the spouse, lineal descendant, trustee, or tax-exempt organization shall be entitled to all of the rights of the Participant with respect to the assigned portion of such Award, and such portion of the Award shall continue to be subject to all of the terms, conditions and restrictions applicable to the Award as set forth herein, and in the related Award Agreement, immediately prior to the effective date of the assignment. Any such assignment shall be permitted only if (A) the Participant does not receive any consideration therefor, and (B) the assignment is expressly approved by the Committee or its delegate. Any such assignment shall be evidenced by an appropriate written document executed by the

Participant, and a copy thereof shall be delivered to the Committee or its delegate on or prior to the effective date of the assignment.

      10.8 NO RIGHT OF NOMINATION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders.

      10.9 SHARES AVAILABLE. The Shares made available pursuant to Awards under the Plan may be either authorized but unissued Shares or Shares which have been or may be reacquired by the Company, as determined from time to time by the Committee.

      10.10 ADDITIONAL COMPENSATION. Awards granted under the Plan shall be in addition to any additional annual retainer, attendance fees or other compensation payable to each Participant as a result of his or her service on the Board.

      10.11 SUCCESSORS. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

      10.12 REQUIREMENTS OF LAW. The granting of Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      10.13 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Indiana.

      IN WITNESS WHEREOF, the Company has caused the amended and restated Plan to be signed on this 29th day of April 2004, effective as of January 1, 2004.

                                          NISOURCE INC.

                                          By: /s/ S. LaNette Zimmerman
                                              --------------------------------